Exhibit 10.18

Dated this 1 August 2018

BETWEEN:

HKDAEx Ltd

and

HKFAEx Ltd

ADMINISTRATION SERVICES AGREEMENT

THIS AGREEMENT is made as of the 1 August 2018

BETWEEN

(1)	HKDAEx Ltd a company incorporated in and under the laws of Hong Kong, whose registered office is at Unit 909, Level 9, Cyberport 2, 100 Cyberport Road, Hong Kong (hereinafter called the “Company”); and

(2)	HKFAEx Ltd a company incorporated in and under the laws of Hong Kong, whose registered office is at Unit 909, Level 9, Cyberport 2, 100 Cyberport Road, Hong Kong (hereinafter called the “Servicing Company”) .

WHEREAS:

The Company wishes to appoint the Servicing Company to provide certain administrative services and the Servicing Company agrees to such appointment.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITION AND INTERPRETATION

In this Agreement, except where the context otherwise requires, the following expressions shall have the following meanings:

“Services Period” means the period from the date of this Agreement to the termination of this Agreement.

2.	APPOINTMENT

The Company HEREBY APPOINTS the Servicing Company and the Servicing Company HEREBY AGREES to provide certain administrative services on the terms and conditions hereinafter appearing.

3.	SERVICES

The Servicing Company shall provide, or cause to be provided, all administration services in relation to the operation of the Company. The services include but not limited to:-

a.	Provide office spaces and facilities;
b.	Perform daily office administrative functions;
c.	Perform accounting functions;
d.	Perform company secretarial work; and
e.	Responsible for corporate communications function of the company in Hong Kong.

4.	REMUNERATION

The Servicing Company shall be paid by way of remuneration for its services pursuant to this Agreement at such rates as may be agreed from time to time between the Company and the Servicing Company.

The administration fee is payable by the Company monthly in arrears.

5.	TERMINATION

(1)	This Agreement shall continue and remain in force and effect unless and until terminated by the Servicing Company giving to the Company or the Company giving to the Servicing Company not less than three months’ notice in writing expiring at any time (or such shorter notice as the parties may agree to accept) PROVIDED that this Agreement may be determined forthwith by notice in writing by either party if the other party:

(a)	shall commit any breach of its obligations under this Agreement and fail to make good such breach within thirty days of receipt of notice from the other party requiring it so to do;

(b)	shall go into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the other party) or if a receiver is appointed over all or any of the assets of the other party.

(2)	Upon the termination of this Agreement the Servicing Company shall hand over to the Company or as it may direct all books of account, correspondence and records relating to the affairs of the Company which are in its possession.

6.	MISCELLANEOUS

(1)	No provision of this Agreement may be changed, waived, discharged or discounted, except in writing signed by the parties hereto.

(2)	Neither the benefit nor the burden of this Agreement shall be assigned by either party save with the consent of the other party.

(3)	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

(4)	This Agreement may be executed in one or more counterparts all of which taken together shall be deemed to constitute one and the same instrument.

IN W I T N E S S whereof the parties have caused this Agreement to be signed as of the da and year first above written.

SIGNED by Wan Mun Wah	)	/s/ Wan Mun Wah
for and on behalf of	)
HKDAEx Limited	)

SIGNED by Tang Wai Po	)	/s/ Tang Wai Po
for and on behalf of	)
HKFAEx Limited	)